Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Sec File No. 333-15399) and the Registration Statements on Form S-3 (SEC File Nos. 333-35428, 333-47724, 333-52168, 333-53254, and
333-57772) of our report dated June 1, 2001, relating to the consolidated financial statements of Semotus appearing in the Annual Report on Form 10KSB for the Year ended March 31, 2001.

/S/  BDO Seidman, LLP
BDO Seidman, LLP

San Jose, California
June 25, 2001